Exhibit 23.1


                   Consent of Independent Public Accountants


      As independent public accountants, we hereby consent to the use of our reports dated February 20, 1998 included in this Form 8-K and to the incorporation by reference in the registration statement on Form S-3 (File No. 333-44185), the registration statement on Form S-4 (File No. 333-44187), and the registration statements on Form S-8 (File Nos. 333-24803, 333-33191 and 333-43901) and to all references to our Firm included in the registration statement on Form S-3 (File No. 333-44185).




                                                      ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 6, 1998